UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of Earliest Event Reported): July 11, 2025

THE ARENA GROUP HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

delaware	001-12471	68-0232575
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 VESEY STREET, 24TH FLOOR
NEW YORK, new york	10281
(Address of principal executive offices)	(Zip code)

212-321-5002

(Registrant’s telephone number including area code)

(Former name or former address if changed since last report)

Securities registered pursuant in Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AREN	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant

(a) Dismissal of Independent Registered Public Accountant

As of July 11, 2025, the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of The Arena Group Holdings, Inc. (the “Company”) approved the dismissal of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm, effective immediately.

The audit report of KPMG on the Company’s consolidated financial statements for the fiscal year ended December 31, 2024 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except that such audit report contained an explanatory paragraph expressing substantial doubt as to the Company’s ability to continue as a going concern.

During the fiscal year ended December 31, 2024 and the subsequent interim period through July 11, 2025, the date of KPMG’s dismissal, (i) there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of KPMG would have caused KPMG to make reference to the subject matter of the disagreements in its report on the Company’s consolidated financial statements for such year, and (ii) there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K, except that, in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, the Company reported the following material weaknesses in Company’s internal control over financial reporting as of December 31, 2024: (a) the Company’s finance and accounting policies, including those governing revenue recognition, expense recognition, and balance sheet valuation principles and methodologies, have not been fully documented; and (b) the Company did not maintain a sufficient system of internal controls to validate data provided by certain third party service providers including: (1) a third party providing print subscription management services; (2) a third party advertising partner; and (3) a third party providing ad serving services. The Committee discussed with KPMG the reportable event described above, and the Company has authorized KPMG to respond fully to the inquiries of the successor accountant (described below) concerning the reportable event.

The Company has provided KPMG with a copy of this Form 8-K and requested that KPMG provide the Company with a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the above disclosures. A copy of KPMG’s letter, dated July 14, 2025, is attached as Exhibit 16.1 to this Form 8-K.

(b) Newly Appointed Independent Registered Public Accountant

On July 11, 2025, the Committee approved the appointment of BDO USA, P.C. (“BDO”) as the Company’s independent registered public accounting firm to perform independent audit services, effective immediately. The selection of BDO as the Company’s independent registered accounting firm was also approved by the Board.

During the Company’s fiscal years ended December 31, 2024 and 2023 and in the subsequent interim period through July 11, 2025, neither the Company nor anyone on its behalf consulted with BDO regarding either: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report was provided to the Company nor oral advice was provided to the Company that BDO concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a disagreement or reportable event as defined in Regulation S-K, Item 304(a)(1)(iv) and Item 304(a)(1)(v), respectively.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

16.1	Letter of KPMG LLP dated July 14, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ARENA GROUP HOLDINGS, INC.

Dated: July 14, 2025

	By:	/s/ Paul Edmondson
	Name:	Paul Edmondson
	Title:	Chief Executive Officer